June 1, 1999



State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Re:      JOHN HANCOCK SERIES TRUST
              John Hancock Millennium Growth Fund

Dear Sirs:

         John Hancock Series Trust (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies State Street Bank and Trust Company (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Amended and Restated Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated March 9, 1999 to be effective June 1, 1999.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


STATE STREET BANK                   JOHN HANCOCK SERIES TRUST
AND TRUST COMPANY                   On behalf of John Hancock Millennium
                                    Growth Fund



By: /s/ William M. Marvin                   By: /s/ Anne C. Hodsdon
    -------------------------                   -----------------------
    Name:William M. Marvin                      Name:  Anne C. Hodsdon
    Title:Vice President                        Title: President



Attest: /s/ Stephen J. Nazzaro              Attest: /s/ Avery P. Maher
        ------------------------------              --------------------------

s:\funds\series\custamd.doc